Exhibit 99.1

           GAMCO Reports Change in Fourth Quarter Earnings

   Positive Adjustment Results in an 11% Increase of $0.09 per Share


    RYE, N.Y.--(BUSINESS WIRE)--March 16, 2007--GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) reported revised fourth quarter fully diluted earnings of $0.88 per share versus $0.67 per share reported for the fourth quarter of 2005. Previously, GAMCO reported fourth quarter results of $0.79 per share versus $0.67 per share in the comparable prior year period.

    This 11% increase from what was previously reported for the fourth quarter of 2006 is due to accounting adjustments from material weaknesses that are discussed in the 2006 Form 10-K. The Form 10-K was filed late on March 16, 2007 requiring a filing of SEC Form 12b-25.

    For the full year, the earnings are adjusted $0.09 per share to $2.40 per share from the previously-reported $2.31 per share on a fully diluted basis. In calendar 2005, GAMCO reported $2.10 per share on a fully diluted basis.

    GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Gabelli Securities, Inc.). As of December 31, 2006, GAMCO had approximately $28.1 billion in assets under management.

    CONTACT: GAMCO Investors, Inc.
             Douglas R. Jamieson, 914-921-5020
             President & Chief Operating Officer
             or
             John C. Ferrara, 914-921-5147
             Interim Chief Financial Officer
             or
             For further information please visit www.gabelli.com